UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 14, 2026

BKV CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-42282	85-0886382
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 17th Street, Suite 2100 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 375-9680

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BKV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture and Notes

On September 14, 2026, BKV Corporation (“BKV” or the “Company”) issued $575,000,000 aggregate principal amount of its 1.625% Convertible Senior Notes due 2031 (the “Notes”) pursuant to an indenture (the “Indenture”), dated as of September 14, 2026, between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). Pursuant to the purchase agreement between the Company and the representative of the initial purchasers of the Notes (collectively, the “Initial Purchasers”), the Company granted the Initial Purchasers an option to purchase, for settlement within a period of 13 days from, and including, the date the Notes are first issued, up to an additional $75,000,000 aggregate principal amount of Notes. The Notes issued on September 14, 2026 include $75,000,000 aggregate principal amount of Notes issued pursuant to the full exercise by the Initial Purchasers of such option.

The net proceeds from the offering of the Notes were approximately $554.7 million after deducting the Initial Purchasers’ discounts and commissions and the Company’s estimated offering expenses. The Company used (i) approximately $64.7 million of the net proceeds to fund the cost of entering into the Capped Call Transactions (as defined below) and (ii) approximately $35.0 million to purchase 1,452,282 shares of the Company’s common stock in connection with this offering at a price of $24.10 per share, which was the closing price of the Company’s common stock on September 9, 2026, the date of pricing the offering. The Company intends to use the remainder of the net proceeds for general corporate purposes, including the repayment of outstanding indebtedness and capital expenditures. The repurchases of common stock, and any other repurchases of the Company’s common stock, may increase, or reduce the size of a decrease in, the trading price of the Company’s common stock, and any repurchase executed concurrently with the pricing of the offering may have affected the initial term of the Notes, including the initial conversion price.

The Notes will bear interest at a rate of 1.625% per annum, payable semi-annually in arrears on April 15 and October 15 of each year, beginning on April 15, 2027. Special interest and additional interest may accrue on the Notes at a rate per annum not exceeding 0.50% upon the occurrence of certain events relating to the failure to file certain reports with the Securities and Exchange Commission or to remove certain restrictive legends from the Notes.

The Notes will mature on October 15, 2031, unless earlier repurchased, redeemed or converted. Before July 15, 2031, noteholders will have the right to convert their Notes only upon the occurrence of certain events. From and after July 15, 2031, noteholders may convert their Notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date.

The Company will have the right to elect to settle conversions by paying or delivering, as applicable, cash or a combination of cash and shares of its common stock, at its election, based on the applicable conversion rate(s). The kind and amount of consideration due upon conversion will be determined based on the conversion value of the Notes, measured proportionately for each “VWAP trading day” (as defined in the Indenture) in an “Observation Period” (as defined in the Indenture) consisting of 50 VWAP trading days, and settled following the completion of that Observation Period. The consideration due in respect of each VWAP trading day in the Observation Period will consist of cash, up to at least the proportional amount of the principal amount being converted, and any excess of the proportional conversion value for that VWAP trading day that will not be settled in cash will be settled in shares of the Company’s common stock. The initial conversion rate is 31.3161 shares of the Company’s common stock per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $31.93 per share of the Company’s common stock. The conversion rate and conversion price will be subject to customary adjustments upon the occurrence of certain events. In addition, if certain corporate events that constitute a “Make-Whole Fundamental Change” (as defined in the Indenture) occur, then the conversion rate will, in certain circumstances, be increased for a specified period of time.

Except with respect to a Cleanup Redemption (as defined below), the Notes will be redeemable pursuant to a Provisional Redemption (as defined below), in whole or in part (subject to certain limitations described below), at the Company’s option at any time, and from time to time, on or after October 15, 2029 and on or before the 50th scheduled trading day immediately before the maturity date, but only if (i) the Notes are “Freely Tradable” (as defined in the Indenture) as of the date the Company sends the related redemption notice and all accrued and unpaid additional interest, if any, has been paid in full as of the first interest payment date occurring on or before the date the Company sends such notice; and (ii) the last reported sale price per share of the Company’s common stock exceeds 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends such redemption notice; and (2) the trading day immediately before the date the Company sends such redemption notice. However, the Company will not redeem less than all of the outstanding Notes for Provisional Redemption unless the excess of the principal amount of Notes outstanding as of the time the Company sends the related redemption notice over the aggregate principal amount of Notes set forth in such redemption notice as being subject to Provisional Redemption is at least $100.0 million. We refer to a redemption pursuant to the provision described in the preceding sentence as a “Provisional Redemption.” In addition, the Company may redeem all (but not less than all) of the outstanding Notes, at any time, if (i) the aggregate principal amount of Notes outstanding at the time the Company sends the related redemption notice is less than 10% of the aggregate principal amount of Notes issued in the offering and (ii) the Notes are Freely Tradable as of the date the Company sends the redemption notice and all accrued and unpaid additional interest, if any, has been paid in full as of the first interest payment date occurring on or before the date the Company sends such notice. We refer to a redemption pursuant to the provision described in the preceding sentence as a “Cleanup Redemption.” The redemption price for any Note called for redemption will be a cash amount equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. Calling any Note for a Provisional Redemption or Cleanup Redemption will constitute a Make-Whole Fundamental Change with respect to such Notes called, in which case the conversion rate applicable to the conversion of that Note will be increased in certain circumstances if it is converted after it is called for such redemption.

If certain corporate events that constitute a “Fundamental Change” (as defined in the Indenture) occur, then, subject to certain conditions and limited exceptions, noteholders may require the Company to repurchase their Notes at a cash repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. The definition of Fundamental Change includes certain business combination transactions involving the Company and certain de-listing events with respect to the Company’s common stock.

The Notes will have customary provisions relating to the occurrence of “Events of Default” (as defined in the Indenture), which include the following: (i) certain payment defaults on the Notes (which, in the case of a default in the payment of interest on the Notes, will be subject to a 30-day cure period); (ii) the Company’s failure to send certain notices under the Indenture within specified periods of time, if such default is not cured within five days after its occurrence; (iii) a default in the Company’s obligation to convert a Note upon the exercise of the conversion right with respect thereto, if such default is not cured within five days after its occurrence; (iv) the failure by the Company to comply with certain covenants in the Indenture relating to the ability of the Company to consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to another person; (v) a default by the Company in its other obligations or agreements under the Indenture or the Notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture; (vi) certain defaults by the Company or any of its significant subsidiaries with respect to indebtedness for borrowed money of at least $75,000,000; (vii) the rendering of certain judgments against the Company or any of its significant subsidiaries for the payment of at least $75,000,000, where such judgments are not discharged or stayed within 60 days after the date on which the right to appeal has expired or on which all rights to appeal have been extinguished; and (viii) certain events of bankruptcy, insolvency, reorganization, or other winding up involving the Company.

If an Event of Default involving bankruptcy, insolvency, reorganization, or other winding up events with respect to the Company occurs, then the principal amount of, and all accrued and unpaid interest, if any, on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any person. If any other Event of Default occurs and is continuing, then, the Trustee, by notice to the Company, or noteholders of at least 25% of the aggregate principal amount of Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest, if any, on, all of the Notes then outstanding to become due and payable immediately. Notwithstanding the foregoing, the Company may elect, at its option, that the sole remedy for an Event of Default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right of the noteholders to receive special interest on the Notes for up to 360 days at a specified rate per annum not exceeding 0.50% on the principal amount of the Notes.

The foregoing description of the Indenture and the Notes is qualified in its entirety by the full text of the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K (this “Current Report”) (including the Form of Global Note representing the Notes attached as Exhibit 4.2 hereto) and is incorporated by reference into this Item 1.01.

Capped Call Transactions

In connection with the pricing of the Notes, on September 9, 2026, the Company entered into privately negotiated capped call transactions (the “Base Capped Call Transactions”) with one or more of the Initial Purchasers or their affiliates and/or one or more other financial institutions (the “Option Counterparties”). In addition, on September 10, 2026, in connection with the Initial Purchasers’ exercise of their option to purchase additional Notes, the Company entered into additional, capped call transactions (the “Additional Capped Call Transactions,” and, together with the Base Capped Call Transactions, the “Capped Call Transactions”) with each of the Option Counterparties.

The Capped Call Transactions cover, subject to customary anti-dilution adjustments substantially similar to those applicable to the Notes, the aggregate number of shares of the Company’s common stock that initially underlie the Notes, and are expected generally to reduce potential dilution to the Company’s common stock upon any conversion of the Notes and/or offset any potential cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, upon conversion of the Notes. If, however, the market price per share of the Company’s common stock, as measured under the terms of the Capped Call Transactions, exceeds the cap price of the Capped Call Transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the Capped Call Transactions. The cap price of the Capped Call Transactions is initially $48.20 per share (subject to adjustment under the terms of the Capped Call Transactions), which represents a premium of 100.00% over the last reported sale price of the Company’s common stock on September 9, 2026. The cost of the Capped Call Transactions was approximately $64.7 million.

In connection with establishing their initial hedges of the Capped Call Transactions, the Company expects that the Option Counterparties or their respective affiliates may have entered into various derivative transactions with respect to the Company’s common stock and/or purchased the Company’s common stock concurrently with or shortly after the pricing of the Notes, including with or from, as the case may be, certain investors in the Notes. This activity could have increased (or reduced the size of any decrease in) the market price of the Company’s common stock or the Notes at that time.

In addition, the Company expects that the Option Counterparties and/or their affiliates may modify their hedge positions by entering into or unwinding various derivative transactions with respect to the Company’s common stock and/or purchasing or selling the Company’s common stock or other securities of the Company in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so (x) during any Observation Period related to a conversion of Notes or following any repurchase of Notes by the Company in connection with any redemption or fundamental change, (y) following any repurchase of the Notes by the Company other than in connection with any redemption or fundamental change if the Company elects to unwind a corresponding portion of the Capped Call Transactions in connection with such repurchase and (z) if the Company otherwise unwinds all or a portion of the Capped Call Transactions). This activity could also cause or avoid an increase or a decrease in the market price of the Company’s common stock or the Notes, which could affect a noteholder’s ability to convert the Notes and, to the extent the activity occurs during any Observation Period related to a conversion of Notes, it could affect the number of shares, if any, and value of the consideration that a noteholder will receive upon conversion of the Notes.

The Capped Call Transactions are separate transactions (in each case entered into with a separate Option Counterparty), are not part of the terms of the Notes and will not change the holders’ rights under the Notes. Noteholders will not have any rights with respect to the Capped Call Transactions.

The foregoing description of the Capped Call Transactions is qualified in its entirety by the full text of the Form of Capped Call Confirmation, a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02.

The Notes were sold to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Initial Purchasers subsequently resold the Notes only to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A under the Securities Act. Neither the Notes, nor any shares of the Company’s common stock, issuable upon conversion of the Notes, have been, nor will be registered under the Securities Act or any state securities laws, and such securities may not be offered or sold except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

To the extent that any shares of the Company’s common stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of common stock.

Forward-Looking Statements

The information in this Current Report includes “forward-looking statements” within the meaning of the federal securities laws, including statements regarding the expected amount and intended use of the net proceeds therefrom, and the effects of entering into the Capped Call Transactions described above. Forward-looking statements, which are not historical facts, include statements regarding BKV’s strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects, plans and objectives of management, and often contain words such as “expect,” “project,” “estimate,” “believe,” “anticipate,” “intend,” “budget,” “plan,” “seek,” “aspire,” “envision,” “forecast,” “target,” “predict,” “may,” “should,” “would,” “could,” “will,” the negative of these terms and similar expressions, which are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements include, but are not limited to, statements about guidance, projected or forecasted financial and operating results, future liquidity, leverage, results in certain basins, objectives, project timing, expectations and intentions, regulatory and governmental actions and other statements that are not historical facts. Forward-looking statements are based on management’s current views and assumptions. Although we believe our estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control and are difficult to predict. In addition, management’s assumptions about future events may prove to be inaccurate. As a result, actual results could differ materially from those indicated in these forward-looking statements. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements discussed in BKV’s filings with the Securities and Exchange Commission (the “SEC”), including the risks and uncertainties addressed under the heading “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in BKV’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in BKV’s other filings with the SEC. BKV undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this Current Report. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of September 14, 2026, between BKV Corporation and U.S. Bank Trust Company, National Association, as Trustee.
4.2	Form of Global Note representing BKV Corporation’s 1.625% Convertible Senior Notes due 2031 (included as Exhibit A to the Indenture filed as Exhibit 4.1 hereto).
10.1	Form of Capped Call Confirmation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BKV Corporation

September 14, 2026	By:	/s/ David R. Tameron
David R. Tameron
Chief Financial Officer